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                                                                      EXHIBIT 24

October 29, 2004

Mr. S. Kinnie Smith, Jr.
Mr. Thomas J. Webb
Mr. Michael D. VanHemert
Consumers Energy Company
One Energy Plaza
Jackson, MI 49201

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment(s), to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the registration of up to $2.5 billion of securities plus an amount of $2.5 billion in first mortgage bonds of the Company that may be pledged as collateral.

Very truly yours,

/s/ K.  Whipple                                  /s/ S. Kinnie Smith, Jr.
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Kenneth Whipple                                  S. Kinnie Smith, Jr.

/s/ Earl D. Holton                               /s/ David W. Joos
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Earl D. Holton                                   David W. Joos

/s/ Merribel S. Ayres                            /s/ M. T. Monahan
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Merribel S. Ayres                                Michael T. Monahan

/s/ Joseph F. Paquette, Jr.                      /s/ W. U.  Parfet
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Joseph F. Paquette, Jr.                          William U. Parfet

/s/ Percy A. Pierre                              /s/ K. L. Way
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Percy A. Pierre                                  Kenneth L. Way

/s/ John B. Yasinsky
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John B. Yasinsky